Exhibit 99.1

Contacts:	Michael H. Carrel
Executive Vice President and CFO
(952) 844-3113
mcarrel@ZAMBAsolutions.com

FOR IMMEDIATE RELEASE

ZAMBA SOLUTIONS ANNOUNCES RESULTS FOR

FIRSTQUARTER 2004

44% Revenue Growth and Profitability in Q1

MINNEAPOLIS – May 17, 2004 – ZAMBA Solutions (OTC BB: ZMBA) today announced its results for the first quarter ended March 31, 2004.  Revenues before reimbursement of direct costs were $2,161,000, a 44% increase over the fourth quarter 2003 revenue of $1,505,000, and a 14% decline compared to first quarter 2003 revenue of $2,510,000.  Net income was $774,000, or $0.02 per share, including a $743,000 gain on sales of a portion of our NextNet shares, compared to a net loss of $859,000, or ($0.02) per share for the fourth quarter of 2003, and net income of $2,061,000, or $0.02 per share, including a $2,051,000 gain resulting from sales of a portion of our NextNet shares and use of NextNet shares to extinguish debt, for the first quarter of 2003.

Norm Smith, President and Chief Executive Officer, said, “We are pleased with the financing announced earlier today and the progress we made over the fourth quarter.  In addition to continuing to provide our customers with exceptional service, our plan is to continue to look for strategic alternatives which will help grow and diversify our business, better serve our customers, and enhance shareholder value.”

About ZAMBA Solutions

ZAMBA Solutions is a premier customer care services company.  We help our clients be more successful in: acquiring, servicing, and retaining their customers.  Having served over 300 clients, ZAMBA is focused on customer-centric services by leveraging best practices and best-in-class technology to enable insightful, consistent interactions across all customer touchpoints.

ZAMBA’s clients have included Best Buy, Canon, GE Medical Systems, Direct Energy Essential Home Services, Fleet Bank, Hertz, General Mills, Microsoft Great Plains, Nikon, Northrop Grumman, Symbol Technologies, Union Bank of California, and Volkswagen of America. The company has offices in Minneapolis, San Jose and Toronto. For more information, contact ZAMBA at www.ZAMBAsolutions.com or (800) 677-9783.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, the growth rate of the marketplace for customer-centric solutions, our ability to develop skills in implementing customer-centric solutions, our ability to obtain consulting engagements, our ability to maintain and grow our revenues and profitability, the ability of our partners to maintain competitive products, the impact of competition and pricing pressures from actual and potential competitors with greater financial resources, our ability to obtain large-scale consulting services agreements, our ability to fund our operations, client decision-making processes, changes in expectations regarding the information technology industry, our ability to hire and retain competent employees, possible changes in collections of accounts receivable, changes in general economic conditions and interest rates, and other factors identified in our filings with the Securities and Exchange Commission.

“ZAMBA Solutions” is a trade name under which Zamba Corporation conducts operations.

ZAMBA CORPORATION

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(000’s omitted)

	March 31, 2004	December31, 2003
ASSETS
Cash and cash equivalents	$109	$699
Accounts receivable, net	1,086	618
Unbilled receivables	169	79
Prepaid expenses and other current assets	118	108
Total current assets	1,482	1,504
Property and equipment, net	271	326
Other assets	56	57
TOTAL ASSETS	$1,809	$1,887

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Line of credit	$482	$436
Accounts payable	113	128
Accrued expenses	809	919
Deferred revenue	196	187
Deferred gain on sale of NextNet shares	—	783
Total current liabilities	1,600	2,453

Common stock	389	389
Additional paid-in capital	86,081	86,080
Accumulated deficit	(86,261)	(87,035)
Total stockholders’ equity (deficit)	209	(566)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,809	$1,887

ZAMBA CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS

(000’s omitted except for
per share information)

	For the three months ended March 31,
	2004	2003
Revenues:
Professional services	$2,161	$2,510
Reimbursable expenses	186	264
Total revenues	2,347	2,774
Costs and expenses:
Project and personnel costs	1,231	1,442
Reimbursable expenses	186	264
Sales and marketing	197	249
General and administrative	679	782

Income from operations	54	37

Other income (expense):
Gain on sale of NextNet shares	743	1,853
Interest expense	(23)	(27)
Other income, net	720	1,826

Income before extraordinary item	774	1,863

Extraordinary gain from extinguishment of debt	—	198
Net income	$774	$2,061

Net income per share:
Basic	$0.02	$0.05
Diluted	$0.02	$0.05

Weighted average shares outstanding:
Basic	38,892	38,823